UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2017

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 East Greenwich Avenue

West Warwick, RI 02893

(Address of principal executive offices) (Zip Code)

(401)-828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 6, 2017, AstroNova, Inc. (the “Company”) notified The NASDAQ Stock Market LLC (“Nasdaq”) that with the passing of Dr. Hermann Viets on September 30, 2017, the number of directors comprising the Company’s board of directors was reduced from seven to six, three of whom are independent directors, and that as a result, the Company is no longer compliant with Nasdaq Listing Rule 5605(b)(1), which requires that a majority of the board of directors of a Nasdaq-listed company be comprised of independent directors.

On October 19, 2017, the Company received a letter from Nasdaq acknowledging the Company’s non-compliance with Nasdaq’s independent director requirements as set forth in Nasdaq’s Listing Rule 5605. The Nasdaq letter further provides that, consistent with Nasdaq’s Listing Rule 5605(b)(1)(A), Nasdaq will provide the Company a cure period in order to regain compliance as follows: (1) until the earlier of the Company’s next annual shareholders’ meeting or October 1, 2018; or (2) if the next annual shareholders’ meeting is held before March 29, 2018, then the Company must evidence compliance no later than March 29, 2018.

The board of directors intends to identify candidates to replace Dr. Viets and appoint a new independent director who satisfies the applicable requirements of the Nasdaq Listing Rules to serve on the Company’s board of directors as soon as it is practical and prior to the expiration of the cure period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: October 23, 2017	By:	/s/ Joseph P. O’Connell
Joseph P. O’Connell
Vice President and Interim Chief Financial Officer

3